LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease"), made and entered into effective September, 2003, by and between CHANTILAS PROPERTIES, LLC, an Ohio limited liability Lessee qualified as a foreign limited liability Lessee in the State of Massachusetts (the "Lessor"), and ADVANCED PROCESS TECHNOLOGIES INC., a Massachusetts corporation (the "Lessee") that is wholly owned by INTEGRATED PHARMACEUTICALS, INC., an Idaho corporation (the "Parent").

W I T N E S S E T H:

WHEREAS, Lessor is the owner of the 38,000 square foot building situated on approximately 11.72 acres of land located at 310 Authority Drive, Fitchburg, Worcester County, Massachusetts, as more particularly described on the attached Exhibit "A" (the "Property"). Lessor desires to lease the Property to Lessee for use by Lessee as an office and manufacturing facility for the operation of Lessee's biopharmaceutical business ("Lessee's Business");

WHEREAS, attached hereto as Exhibit "B" is a Site Plan depicting the land and building comprising the Property which Lessor will lease to Lessee pursuant to this Lease;

WHEREAS, the Property which Lessor is leasing to Lessee pursuant to this Lease is hereinafter referred to as the "Property" or the "Premises";

WHEREAS, Lessee desires to enter into a lease with Lessor for the Premises, and Lessee desires to enter into a lease with Lessor for the Premises, all in accordance with the terms and conditions of this Lease; and

WHEREAS, Parent has agreed to issue common stock to the Lessee in order to permit it to meet its obligations hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth and intending to be legally bound hereby, Lessor and Lessee hereby agree as follows:

1.  Demised Premises. All of the recitals to this Lease set forth above are hereby incorporated into the body of this Lease by reference and form an integral part hereof. In consideration of the rents to be paid by Lessee, and the covenants, terms and conditions to be kept and performed by Lessee and Lessor as provided herein, Lessor does hereby agree to lease the Premises to Lessee and Lessee does hereby agree to lease the Premises from Lessor.

2.  Use of Premises. Lessee will use the Premises for purposes of operating Lessee's Business, and Lessee will not use the Premises for any other purposes without Lessor’s prior written consent, which consent may be withheld in the Lessor’s sole discretion. Lessee shall use the Premises only in a safe and lawful manner, in compliance with all applicable laws and regulations, and in accordance with the terms and conditions of this Lease.

3.  Term; Purchase Obligation.

(a)  This Lease shall be for a term of five (5) years, commencing on the "Commencement Date", as defined in this Section 3(a), and terminating five (5) years thereafter (the "Term"). Lessee shall purchase the Property from Lessor upon expiration of the Term as specified in Section 3(b). In addition, prior to expiration of the Term, Lessee shall have the option to purchase the Property pursuant to clause (b) below commencing either (i) three (3) years from the Commencement Date or (ii) two (2) years from the Commencement Date in the event the Parent properly completes and files a shelf registration statement with the Securities and Exchange Commission ("SEC") which registers the sale of all of the common stock paid to Lessor by Lessee under this Lease through the date of such registration (such that the shares in Parent transferred to Lessor by Lessee are no longer restricted). Lessor and Lessee agree that the Commencement Date shall be the date Lessor closes on the purchase of the Property from ChemDesign Corporation.

(b)  Upon expiration of the Term, Lessor and Lessee acknowledge that Lessee shall purchase the Property from Lessor. Lessee may accelerate this purchase pursuant to clause (a) above. The purchase price for the Property shall be equal to the price paid by Lessor for the acquisition of the Property ($1,050,000), plus all title, environmental, survey, legal, engineering and other soft-costs expenses incurred by Lessor in connection with Lessor's acquisition of the Property, as documented and agreed to by Lessor and Lessee within fifteen (15) days after the Commencement Date (collectively, "Lessor's Acquisition Cost"). The purchase price for the Property (the "Purchase Price") for purposes of this Section 3(b) shall be equal to the Lessor’s Acquisition Cost with the Purchase Price to be increased every twelve (12) months after the Commencement Date, on a cumulative basis, by ten percent (10%). Thus, assuming the Lessor’s Acquisition Cost is $1,100,000, the Purchase Price for the first twelve (12) months following the Commencement Date shall be $1,100,000, shall increase to $1,210,000 for the second twelve (12) months after the Commencement Date, and shall increase to $1,331,000 for the third twelve (12) months after the Commencement Date of this Lease, with such sum continuing to increase by 10% every 12-months thereafter. Lessee shall not receive any credit against the Purchase Price for rent paid during the term of this Lease. At the closing on Lessee's purchase of the Property from Lessor upon termination of the Term of this Lease (or upon Lessee’s earlier exercise of its option), Lessor shall convey title to the Property to Lessee by Limited Warranty Deed, free, clear and unencumbered, subject to (i) real estate taxes then due or thereafter due and payable; (ii) all agreements, easements, restrictions and other matters currently of record or matters created by Lessor after the date hereof which are consented to by Lessee; (iii) all zoning and building codes and regulations; and (iv) all matters which would be disclosed by an accurate survey of the Property. The Lessee shall pay the Purchase Price for the Property, as calculated above, by certified check, cashier’s check, or wire transfer of immediately available funds. Lessee acknowledges that it will purchase the Property from Lessor in "As-Is, Where-Is" condition, without any representation or warranty by Lessor, it being understood and agreed that Lessee has had a full and complete opportunity to inspect the Property and will be in occupancy thereof. Lessor will be responsible for payment of any transfer tax or conveyance fee due on the sale of the Property, and Lessee shall be responsible for any title insurance required by Lessee. All other closing costs or expenses incurred by Lessor and Lessee shall be allocated as is customary in real estate transactions in Massachusetts, with each party being responsible for its own attorneys’ fee. Lessor shall have the right to specifically enforce Lessee's obligation to purchase the Property from Lessor upon conclusion of the Term, even if Lessee is then in default under the terms of this Lease, in addition to all other remedies available to Lessor at law or in equity.

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(c)  Lessee shall continuously occupy the Premises during the Term of this Lease, and Lessee shall operate, occupy and manage the Property in a first class manner, in compliance with all applicable laws and regulations.

4.  Construction of Improvements to Property.

(a)  Lessor acknowledges that Lessee will be completing certain renovations and improvements to Property and installing certain manufacturing equipment in the building pursuant to plans submitted to Lessor for prior review and approval, with such approval not to be unreasonably withheld or delayed (the "Lessee's Improvements"). Lessee covenants and agrees to construct Lessee's Improvements at Lessee's sole cost and expense, and to complete the installation of Lessee's Improvements at the Property in compliance with all applicable zoning, building and other applicable laws and regulations. Lessee shall promptly pay all contractors and suppliers who perform any work on the Property in connection with completing Lessee's Improvements or any other work at the Property authorized by Lessee, and Lessee shall indemnify, defend and hold Lessor and the Property harmless from any claims, liabilities, liens or expenses arising out of any work completed at the Property by or on behalf of Lessee. Lessor acknowledges that Lessee will be obtaining certain funding from the Commonwealth of Massachusetts and commercial lenders to finance the cost for constructing Lessee's Improvements. Lessor consents to Lessee granting a security interest and lien on Lessee's Improvements, so long as any such security interest or lien does not attach to the Property. Lessor shall not be required to consent to any mortgage or deed of trust against the Property. Lessee covenants and agrees to complete construction of Lessee's Improvements on or before December 31, 2004. Lessor and Lessee acknowledge that Lessee will also be obtaining the sum of $185,000 from ChemDesign Corporation to fund a portion of the cost for Lessee to complete Lessee's Improvements; Lessee agrees to apply all monies received from ChemDesign Corporation toward Lessee's Improvements.

(b)  Lessee acknowledges and agrees that it has had a full and complete opportunity to inspect the Property and the condition thereof, and that Lessee is leasing the Property from Lessor in "As-Is, Where-Is" condition, without any representation or warranty from Lessor, and that Lessor is not obligated to make any repairs or other improvements to the Premises. The taking of possession of the Premises by Lessee shall be conclusive evidence as against Lessee that the Premises were in good order and satisfactory condition when Lessee took possession. No promise of Lessor to alter, remodel or improve the Premises and no representation reflecting the condition of the Premises have been made by Lessor to Lessee.

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5.  Rent. All rent, delivery of stock certificates and/or other payments due Lessor under this Lease shall be paid or delivered to Lessor at 7707 Montgomery Road, Cincinnati, Ohio 45236, or at such other place as Lessor may designate from time to time in writing to Lessee. All Rent under this Lease shall be paid by Parent on behalf of the Lessee or Lessee to Lessor in monthly installments in advance of the first day of each calendar month during the Term of this Lease, without demand, deduction or setoff other than as expressly agreed between the parties. The first installment of Rent shall be paid on or before the Commencement Date unless Lessor is unable to provide Lessee with the exact amount of Base Rent due for the first month of the Term, in which case the Base Rent for the first month of the Terms shall be due or before the third (3d) business day after the Lessor provides the Lessee with the final figure for the amount of the Base Rent. Any monthly installment of Base Rent which is not received by Lessor by the 10th day of the month in which due shall be subject to a late fee of five percent (5%) which shall be immediately due and payable, in addition to the other remedies of Lessor under this Lease.

The "Base Rent" for each year of the Term shall be determined as follows. The amount of the Base Rent for the first 12-month term of this Lease shall be equal to twelve percent (12%) of Lessor's Acquisition Cost, as defined in Section 3(b) of this Lease, divided by 12 to arrive at the monthly Base Rent amount. The Base Rent for each succeeding 12 months of the term shall be 3% greater than the Base Rent for the prior 12 month period. For the first thirty-six (36) months of this Lease following the Commencement Date, Monthly Base Rent shall be paid to Lessor by Parent on behalf of the Lessee by the Parent issuing authorized restricted shares of the common stock of Parent (the "Shares") to Lessor on a monthly basis, on or before the first day of the month, with the number of shares delivered to Lessee to be equal in value to the monthly Base Rent amount. For valuation purposes, Lessor, Lessee and Parent acknowledge and agree that each Share issued by Parent to Lessor shall be valued at $1.00 per share, even if the market value of the Shares is greater than or less than $1.00 per share. The Shares issued and delivered to Lessor on a monthly basis for payment of Base Rent shall be issued and transferred pursuant to an exemption from the registration requirements of the Federal Securities Act of 1933. The certificates for the Shares which are issued to Lessor on a monthly basis shall list Lessor as the owner of the stock certificates on the face thereof and the issuance thereof shall be recorded on the books of the Parent on a monthly basis. Such Shares, while subject to restrictions set forth in Section 26, shall otherwise be free, clear and unencumbered. Commencing with the Base Rent due on the thirty-seventh (37th) month of this Lease, Parent shall pay, on behalf of theLessee, Lessor monthly Base Rent by issuing its shares to Lessor for one-half of the amount of the Base Rent (with the shares to be valued at $1.00 per share, irrespective of the current market value of the Shares), and the balance of monthly Base Rent shall be paid in cash. If Parent fails to issue stock certificates to Lessor for the monthly payment of Base Rent as specified above, Lessor, in addition to its rights and remedies under this Lease, shall have a legal claim against Lessee (and Parent) for the transfer and delivery of number of Shares that are required to be delivered to Lessor for payment of Base Rent during the entire term of this Lease.

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In the event that any of the representations and warranties provided by the Lessor in Section 26 are not correct, and as a result either the Lessee or the Parent receives a reasonable opinion of counsel that the issuance of stock to the Lessor by the Parent in connection with Lessee’s obligation to make rent payments hereunder would violate federal or state securities laws, then the parties agree that the Lessee may pay the Monthly Base Rent in cash instead of in Shares.

6.  Additional Rent.

(a)  In addition to the Base Rent as provided above, Lessee shall directly pay when due, as "Additional Rent," all utility services for the Premises; all real estate taxes, assessments and charges (or appropriate pro rata portion thereof where a taxing body’s fiscal period does not coincide with the Term of this Lease or any extension thereof) separately assessed for the Premises by applicable governmental authorities, subject to Lessee’s good faith right to contest such imposition at Lessee’s sole expense; all risks casualty and liability insurance premiums for the Premises and the Lessee's Business protecting both the interests of Lessor, Lessee and Lessor’s mortgagee, with the form, content and amount of such coverages specified in this Lease; expenses for management, maintenance, repair and replacement of the Premises, parking lot, driveways, signs, landscaping and all other improvements on the Premises, whether interior or external, structural or non-structural, ordinary or extraordinary; all common area charges and other expenses which Lessor is obligated to pay under the Lease; and all other costs and expenses associated with the Premises and Lessee's Business.

(b)  It is the intention of Lessor and Lessee that this Lease be a triple-net or carefree lease to Lessor, and Lessor is not responsible for providing any services or paying for any expenses in connection with the Premises and Lessee's Business. Failure to any extent of Lessee to obtain any service or maintenance, or any cessation of utilities or services due to any cause, shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee of any of its obligations, except if the result of any willful or negligent act or omission of Lessor.

(c)  The Base Rent and Additional Rent and all other sums which Lessee agrees to pay under this Lease, and all interest which may accrue thereon in the event of Lessee’s failure to pay any such amounts, together with all damages, costs and expenses which Lessor may reasonably incur by reason of Lessee’s default, monetary or non-monetary, shall collectively be referred to as "Rent."

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7.  Use and Repair of Premises by Lessee.

(a)  Lessee will take good care of the Premises and will use the Premises only for the purposes specified in this Lease. Lessee shall comply with all laws, regulations and orders of any governmental authority applicable to or having jurisdiction over the Premises.

(b)  Lessee shall be responsible, at its expense, for all maintenance, repairs and replacements of the Premises including, without limitation, maintenance, repair, and/or replacement of the following items: the interior and exterior of the building and related components; the roof and gutter systems; the electrical, plumbing, and heating and air conditioning equipment and systems servicing the Property; the parking lot and parking lot lights; landscaping, entrance drives and sidewalks; any stormwater detention areas and stormwater improvements not maintained by governmental authorities; interior and exterior signs; snow removal and groundskeeping; and for the maintenance and repair of all furniture, equipment and fixtures owned or installed by Lessee. Lessee agrees to maintain such improvements in a first class state of condition and repair.

8.  Alterations. Lessee shall, at its expense, after construction of the Lessee's Improvements, be entitled to make alterations, repairs, additions, improvements, replacements, or other changes to the Premises, or attach or affix thereto, or build therein, any article. Lessee shall be required to obtain Lessor’s prior written consent for any interior or exterior alteration over the Threshold Amount (as hereinafter defined), with such consent not to be unreasonably withheld. Lessor’s prior consent shall not be required for any interior or exterior changes that are non-structural in nature (provided that the interior or exterior changes cost less than the Threshold Amount). For purposes of this Lease, the "Threshold Amount" shall be $30,000 per renovation project. Lessee covenants and agrees to complete all such alterations, repairs, additions, improvements, replacements or other changes to the Premises in a good and workmanlike manner and in compliance with all applicable building codes and other laws and regulations. Lessee shall indemnify and hold Lessor harmless from all costs, damages and expenses of any nature whatsoever associated with such work, and Lessee shall not allow any lien to be placed against the Premises.

9.  Damage to Personal Property. All equipment, fixtures, inventory and personal property belonging to Lessee or to any other person, located in or about the Premises, shall be there at the sole risk of the Lessee or such other person, and neither the Lessor nor the Lessor’s employees or agents shall be liable for the theft or misappropriation thereof, nor for any damage or injury thereto, nor for any damage or injury to said Lessee or to other persons or to other property, caused by water, snow, frost, steam, heat or cold, dampness, falling plaster, sewers or sewage, gas odors, noise, the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of all kinds, or by any act or neglect of occupants of the Property or by any other person, or caused in any other manner whatsoever, except if caused by the negligent or intentional or willful act of Lessor, its employees or agents. Lessee shall be responsible for obtaining its own insurance on Lessee’s equipment, fixtures and other personal property, in addition to the casualty and liability insurance on the Premises and Lessee's Business which Lessee is obligated to obtain for the benefit of Lessor and Lessee pursuant to this Lease.

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10.  Indemnity by Lessee. Lessee shall and does hereby indemnify Lessor, and Lessor’s members, officers, employees and agents, and save them harmless and, at Lessor’s option, will defend Lessor, and Lessor’s members, officers, employees and agents, from and against any and all claims, actions, damages, liabilities, causes of action, and expenses, including reasonable attorney’s and other professional fees, in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Lessee of the Premises or any part thereof to the extent, occasioned by any act or omission of Lessee, its employees, agents, officers or invitees.

11.  Holding Over. Should the Lessee remain in possession of the Premises after the date of the expiration of the Term with the consent of the Lessor, then, unless a new agreement in writing shall have been entered into between the parties hereto, the Lessee shall be a tenant from month to month, and such tenancy shall be otherwise subject to all the covenants and conditions of this Lease, except that the Rent shall be as follows. The holdover Base Rent shall not exceed 150% of the monthly Base Rent in effect upon expiration of the Lease, and Lessee shall continue to be obligated to pay Additional Rent as provided in this Lease during the holdover period. The foregoing provisions on any hold over tenancy shall not, in any event, modify, amend, affect or constitute a waiver of Lessee's obligation to purchase the Property from Lessor upon expiration of the Term as specified in Section 3(b) of this Lease.

12.  Assignment and Subletting. Lessee shall not assign this Lease in whole or in part nor sublease all or a portion of the Premises without first obtaining Lessor’s prior written consent, which consent may not be unreasonably withheld by Lessor. A merger, transfer of shares or interests by the present owners of Lessee, or any other corporate or limited liability company reorganization shall be deemed an assignment of this Lease which shall require the consent of Lessor, with such consent not to be unreasonably withheld. In evaluating whether to consent to a requested assignment or sublease, the Lessor shall look at the financial strength, operating experience and other factors which would affect the ability of the proposed assignee to operate Lessee's Business at the Property. In no event shall Lessee be relieved or released of its primary liability and obligation under the terms of this Lease, unless agreed to in writing by Lessor. Lessor’s consent to any one assignment or subletting shall not be deemed to be a consent to any other or future assignment or subletting. Any assignment or subletting without Lessor’s prior consent shall be null and void. Lessor shall be deemed reasonable in refusing to consent to any assignment of the Lease or sublease of Property if the Guarantors identified in Section 25 of this Lease do not agree to execute an amendment to their Unconditional Guaranty confirming that the Unconditional Guaranty shall remain in effect following such sublease or assignment.

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13.  Eminent Domain.

(a)  If the whole or any material part of the Premises, including the buildings and/or other improvements, are taken by any public authority under the power of eminent domain, or in the event of a conveyance by Lessor in lieu of the exercise of the power of eminent domain by such public authority, such that Lessee cannot continue to operate its business from the Premises, then the Term of this Lease shall cease as of the date possession thereof shall be taken by such public authority and the rent and other charges shall be paid up to that day, with a proportionate refund by Lessor of any such rent and other charges as may have been paid in advance. If only a part or portion of the Premises is taken which would not prevent Lessee from operating its business at the Premises, as reasonably determined by Lessor, then Lessee shall repair, rebuild or restore any improvements on the Premises, with the proceeds from the condemnation award (which Lessor hereby agrees to assign to Lessee for such purpose), to a condition acceptable to Lessee for its business. The determination of whether Lessee can continue to operate its business from the Premises after an eminent domain event shall be determined by the Lessor in Lessor's reasonable judgment.

(b)  The amount awarded or paid for any total or partial taking under the power of eminent domain shall belong to and be the property of Lessor, if such amount is awarded as compensation for the fee of the Premises (including the building and related improvements paid for by Lessor) or as damage to the residue; provided, however, that if there is a partial taking which does not prevent Lessee from operating its business on the Premises, Lessor agrees to assign such reasonable portion of the award to Lessee to be used by Lessee to repair, rebuild or restore any improvements on the Premises taken as a result of such appropriate action. Lessor and Lessee are entitled to participate in the negotiations with the condemning authority, and Lessee shall be entitled to proceed with direct negotiations with the condemning authority with respect to any damage or taking of improvements constructed on the Premises by or on behalf of Lessee, and to Lessee’s fixtures, equipment, personal property and/or for moving expenses, and any such amounts separately awarded for such items of equipment and personal property owned by Lessee shall belong to Lessee.

14.  Fire and Casualty. In the event the Premises or the improvements constructed thereon are totally or partially destroyed or damaged by fire, earthquake, flood, windstorm or other casualty, Lessee shall repair and/or rebuild the improvements and/or building on the Premises with the proceeds of insurance and Lessee’s own funds, and shall restore the Premises to as good a condition as existed prior to such damage or destruction. The insurance proceeds required to be maintained by Lessee pursuant to this Lease shall be used for such purposes, and Lessee shall expend its own funds to replace any of Lessee's Improvements and any other equipment, fixtures, and personal property not covered by such proceeds of insurance. This Lease shall not terminate upon any such casualty or damage, and Base Rent and Additional Rent shall not be abated during the term of such reconstruction, and Lessee shall continue to timely pay Base Rent and Additional Rent.

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15.  Default by Lessee. Each of the following shall be deemed a default by Lessee (an "Event of Default"):

(a)  If Lessee, or Parent on behalf of the Lessee, defaults in the payment of any installment of Rent or other sum to be paid by Lessee, or Parent on behalf of the Lessee, hereunder when due and fails to cure such default within ten (10) days after receiving written notice from Lessor (provided that Lessor will not be obligated to provide more than two such notices in any calendar year, and after providing such notices in any calendar year, Lessor shall not thereafter be obligated to provide further notices to Lessee in such calendar year for a default in the payment of Rent).

(b)  If Lessee defaults in the performance of any of Lessee’s other covenants, agreements or obligations contained in this Lease, and such default shall not have been cured within thirty (30) days after Lessor shall have given Lessee notice specifying such default; provided, that such 30-day period shall be extended for such additional period of time reasonably necessary for Lessee to cure such default (with such additional period not to exceed 30 days) if such default is not capable of being cured within thirty (30) days so long as Lessee proceeds with due diligence to cure such default;

(c)  If a voluntary or involuntary petition is filed by or against Lessee or any guarantor of this Lease under any bankruptcy law (including a petition for reorganization, extension of payment, composition or adjustment of liabilities) which is not dismissed within ninety (90) days and, in connection with such bankruptcy proceeding, there is another Event of Default which is not cured by Lessee within the time periods permitted by this Lease;

(d)  If a receiver should be appointed for Lessee or any guarantor of this Lease or if Lessee or any guarantor of this Lease should make any assignment for the benefit of creditors; or

(e)  If Lessee defaults in the performance of any of its agreements providing funding for Lessee's Improvements, or if Lessee defaults in the performance of its obligations under the Gluconate Patent Rights Agreement dated August 24, 2001 by and between Lessee and NEC Partnership, and Lessee fails to cure any such default within the time permitted by any such agreements.

Upon the occurrence of any Event of Default by Lessee (and following expiration of all applicable cure periods as specified in this Section 15), Lessor may, at Lessor’s election, whether or not Lessor terminates this Lease, enter into the Premises and repossess the same through exercise of the legal remedies applicable in the jurisdiction where the Premises are situated. In the event of any Event of Default, and the failure of Lessee to cure the default within ten (10) days after receiving another written notice from Lessor in addition to any written notice which Lessor is otherwise obligated to provide Lessee in this Section, Lessor shall also have the right to accelerate and declare all Rent due hereunder to be immediately due and payable. Any such actions by Lessor shall not prejudice Lessor’s rights against Lessee for all past due rent, for breach of any term or condition of this Lease, or any other cost or expense resulting from such breach on the part of Lessee.

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In case of such default and entry by Lessor, Lessor may, without terminating the Lease, relet the Premises for the remainder of the Term to any tenant and may recover from Lessee any deficiency between the amount so obtained and the rent herein provided, and such reletting shall not be considered an acceptance of or a surrender of the Premises by Lessee. Upon the occurrence of any Event of Default, Lessor may elect to terminate the Lease by written notice to Lessee.

The rights and remedies of Lessor set forth in this Lease shall be cumulative and exclusive of any other right or remedy at law or in equity, and Lessor shall be entitled to collect from Lessee the reasonable attorneys’ fees and costs of collection incurred by Lessor in pursuing its remedies under this Lease upon occurrence of an Event of Default.

16.  Default by Lessor. The following shall be deemed a default by Lessor: Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have previously been furnished to Lessee, in writing specifying the nature of Lessor’s asserted failure to perform such obligations; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. The holder of any deed of trust or mortgage encumbering the Premises (collectively "Mortgagee") shall also have a reasonable period of time after the foregoing written notice during which it shall have the right but not obligation to cure the asserted default of Lessor.

17.  Waiver. No waiver of any of the covenants or agreements contained in the Lease or any breach thereof shall be (a) effective unless in writing or (b) taken to constitute a waiver of any other or subsequent breach of such covenants and agreements or to justify or authorize the non-observance at any other time of the same or of any other covenants or agreements.

18.  Signage. Lessee shall be permitted to erect at its cost and expense at various locations on the Premises such signs or signage as shall be permitted under applicable building and zoning codes. Lessee shall obtain, at its sole cost and expense, any required permits prior to erecting any signs on the Premises or the building.

19.  Casualty and Liability Insurance. Lessee shall obtain and keep in full force and effect at all times during the Term of this Lease, at Lessee’s sole cost and expense, the following insurance policies issued by companies rated A or A Plus by A.M. Best:

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(a)  Fire and extended "all risk" coverage insurance (without flood insurance because it is a once in 500 years zone unless flood insurance is required by the Lessor’s lender and it is available), in an amount not less than the full insurable value of all buildings, structures and other improvements on the Premises, together with business interruption and rent loss coverage for a period up to twelve months and containing all customary coverages and endorsements and such other coverages reasonably requested by Lessor. For purposes hereof, the term "insurable value" shall mean the replacement cost of the improvements as determined from time to time by Lessee’s insurance agent, subject to approval by Lessor and Lessor's lender. Such policy or policies shall insure both Lessor and Lessee, and shall contain a standard "loss payable clause" providing for payment of the proceeds to Lessor, Lessee and any mortgagees of Lessor, as their interests may appear.

(b)  Public liability insurance with limits of not less than $1,000,000.00 for personal injury, death or property damage occurring upon, in or about the Premises per occurrence, and an excess liability policy affording additional insurance coverage with limits of at least $2,000,000.00, naming Lessor as an additional insured thereunder.

(c)  All such policies shall contain provision for not less than thirty (30) days advance written notice to Lessor in the event of a cancellation or modification. Prior to the commencement of this Lease, Lessee shall furnish Lessor with copies of such policies or certificates evidencing that such insurance is in full force and effect.

(d)  It is expressly agreed that with respect to damage from fire or other casualty or events, the risks of which are insurable under standard insurance policies and the foregoing insurance requirements, and with respect to property damage insurance carried by Lessor and/or Lessee, or either of them ("Insureds"), no insurer of the Insureds against such risks of damage to the Premises and/or any improvements thereon or with respect to property damage shall have a right of subrogation against the Insureds, or their respective officers, employees, agents or invitees. In addition, the Insureds hereby waive any and all rights of subrogation against the other party arising out of or in any way connected with this Lease or the Premises, to the extent the claim is covered by the insurance coverages Lessee is required to maintain pursuant to this Section 19. The Insureds agree to obtain waiver of subrogation clauses from their respective insurance carriers with respect to any insurance pertaining to the Premises or required by this Lease.

20.  Quiet Enjoyment. Lessor covenants and agrees with Lessee that Lessee, upon paying the rents and performing the terms and conditions of this Lease on Lessee’s part to be performed, shall lawfully, peaceably and quietly hold, occupy and enjoy the Premises during the Term hereof.

21.  Notices. Any notice required or permitted to be given under this Lease shall be deemed given when personally delivered or deposited in the United States Mail, certified or registered mail, postage prepaid, and addressed as follows:

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To Lessor:	Chantilas Properties, LLC
7707 Montgomery Road
Cincinnati, Ohio 45236

With a copy to:	Daniel P. Utt, Esq.
Katz, Teller, Brant & Hild
255 East Fifth Street, Suite 2400
Cincinnati, Ohio 45202

To Lessee:	Integrated Pharmaceuticals, Inc.
310 Authority Drive
Fitchburg, Massachusetts 01420-6047

With a copy to:	Thomas Carey, Esq.
Bromberg & Sunstein, LLP
125 Summer Street
Boston, Massachusetts 02110-1618

or to such other address as either of the parties hereto may from time to time advise the other party in writing.

22.  Environmental Requirements. Lessee shall not use all or any portion of the Premises for the Generation, Treatment, Storage, Disposal, or Release, as such terms are defined under applicable Environmental Laws (as defined below), of any pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., as amended, or any and all other environmental, health, or safety-related federal, state or local law, ordinance, rule, or regulation (hereinafter referred to as "Environmental Laws"), and the foregoing shall include, without limitation, asbestos, oil, petroleum products and distillates, and PCBs (any or all of which are hereinafter referred to as "Hazardous Materials"). Lessee shall not Generate, Dispose or Release any Hazardous Materials at or from the Premises except as specifically permitted by applicable Environmental Laws, and specifically may not discharge any Hazardous Materials in any public sewer or any drain and/or drainpipe leading or connected thereto, except as expressly permitted by such Environmental Laws. Lessee specifically agrees to indemnify and hold Lessor, and Lessor’s successors, permitted assigns, employees and agents, harmless from any and all claims, liabilities, costs or expenses arising out of such Generation, Treatment, Storage, Disposal, or Release of Hazardous Materials by Lessee, its shareholders, officers, employees or agents, including reasonable attorneys’ and consultants’ fees and any costs of all necessary clean up activities occasioned by Lessee’s actions, whether discovered during the Term hereof or after termination of this Lease. The provisions of this Section shall be in addition to any other obligations and liabilities Lessee may have to Lessor at law or equity and shall survive the termination of this Lease. Lessee acknowledges that Lessor has furnished to Lessee the environmental site assessment for the Property which Lessor obtained upon purchase of the Property, and Lessee has had a full and complete opportunity to conduct any other

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environmental site assessments of the Property desired by Lessee. Accordingly, Lessee takes occupancy of the Premises (and title to the Premises, when purchased by Lessee in accordance with Section 3(b) of this Lease) subject to all environmental matters including, without limitation, any Hazardous Materials that may be situated on, underneath or adjacent to the Property. Lessor agrees that Lessee is permitted to use necessary amounts of Hazardous Materials in the ordinary course of operating Lessee's Business, provided that Lessee shall Generate, Store and Dispose of such materials in compliance with all applicable Environmental Laws.

23.  Estoppel Certificates. This Lease shall be subject and subordinate to each Mortgage, Deed of Trust, Ground Lease, or other similar instrument of encumbrance now or hereafter covering any or all of the Premises (and each renewal, modification, consolidation, replacement or extension thereof, each of which is herein referred to as a "Mortgage"), all automatically and without the necessity of any action by any party hereto. Lessee shall promptly at the request of Lessor, or the holder of any Mortgage (herein referred to as a "Mortgagee"), execute, acknowledge and deliver such further instrument or instruments evidencing such subordination as Lessor or such Mortgagee deems necessary or desirable and, at such Mortgagee’s request, attorning to such Mortgagee, provided that such Mortgagee agrees with Lessee that such Mortgagee will, in the event of a foreclosure of any such Mortgage or any deed-in-lieu of foreclosure, recognize the rights of Lessee under this Lease and take no action to disturb Lessee’s use or occupancy of the Premises, except upon the occurrence of an Event of Default by Lessee which is not cured in accordance with the terms of this Lease.

Lessee shall from time to time, within ten (10) days after being requested to do so by Lessor or any Mortgagee, execute, acknowledge and deliver to Lessor (or, at Lessor’s request, to any existing or prospective purchaser, transferee, assignee or Mortgagee of any or all of the Premises, any interest therein or any of Lessor’s rights under this Lease), an instrument certifying (i) that this Lease is unmodified and in full force and effect (or if there has been any modification thereof, that it is in full force and effect as so modified stating therein the nature of such modification); (ii) as to the dates to which Base Rent, Additional Rent and other charges arising hereunder have been paid; (iii) as to the amount of any prepaid rent or any credit due to Lessee hereunder; (iv) that Lessee has accepted possession of the Premises and the Commencement Date; (v) as to whether Lessor or the Lessee is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default); and (vi) as to any other fact or condition reasonably requested by Lessor or such other addressee; and acknowledging and agreeing that any statement contained in such Certificate may be relied upon by Lessor and any other such addressee.

24.  Miscellaneous.

(a)  This Lease and other written agreements between Lessor (and/or its affiliates, shareholders or members) and Lessee constitutes the entire understanding between the parties and supersedes all prior agreements, oral or written. No waiver, modification, or addition to this Lease shall be valid unless in writing and signed by both Lessor and Lessee.

-13-

(b)  This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Lessor and Lessee and their respective successors and permitted assigns. Lessor shall have the right to assign this Lease, without Lessee’s consent, to any purchaser of the Premises, provided that the assignee of this Lease assumes all obligations of Lessor accruing under this Lease on and after the date of the assignment, and provided further that the assignee is then an "accredited investor" as that term is defined in SEC Regulation D; and executes a subscription agreement for the Parent’s Shares in a form that is customary for Regulation D offerings; and provides adequate opportunity for Lessee to make any necessary or convenient state or federal securities law filings in connection with the issuance of the Shares stock as payment of rent under this Lease.

(c)  The sections, captions and headings in this Lease are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease.

(d)  Neither Lessor nor Lessee shall record this Lease. Lessor and Lessee hereby agree that, upon the request of the other party, each will execute, acknowledge and deliver a short form or memorandum of this Lease in recordable form. Fees for the preparation and recording of any such memorandum of this Lease shall be paid by the party requesting execution of the same. In the event of termination of this Lease, within thirty (30) days after written request from Lessor, Lessee agrees to execute, acknowledge and deliver to Lessor an agreement removing any such memorandum of this Lease from record.

(e)  Lessor and Lessee each represent and warrant to each other that there are no brokerage commissions or finder’s fees incurred on their behalf in connection with the negotiation and execution of this Lease, and each agrees to indemnify the other against, and hold it harmless from, all liability arising from any such claim.

(f)  If any term or provision of this Lease, or the application thereof for any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

(g)  This Lease and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of Ohio.

(h)  Whenever the consent of Lessor or Lessee is required under this Lease, each party agrees that such consent will not be unreasonably withheld, conditioned or delayed, and will not involve any additional cost to or concession by the other party, provided in any event that such consent may be withheld or conditioned as permitted by the terms of this Lease.

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(i)  Lessor represents to Lessee that Lessor has the full right, power and authority to execute and deliver this Lease without obtaining any consent or approvals from, or taking any other action with respect to any third parties, and that this Lease when executed and delivered by all parties will constitute the valid and binding agreement of Lessor, enforceable against Lessor in accordance with its terms.

(j)  Lessee represents to Lessor that Lessee has the full right, power and authority to execute and deliver this Lease without obtaining any consent or approvals from, or taking any other action with respect to any third parties, and that this Lease when executed and delivered by all parties will constitute the valid and binding agreement of Lessee, enforceable against Lessee in accordance with its terms.

(k)  Lessor reserves the right to enter upon the Premises at all reasonable times, on not less than 96 hours’ advance notice to Lessee, to inspect the same and to show the Premises to prospective purchasers, mortgagees and tenants and for any other lawful purposes. Lessee agrees to allow Lessor such access thereto for said purposes, provided that no such inspection shall unreasonably interfere with Lessee’s normal business operation.

(l)  This Lease may be signed in counterparts, each of which shall be an original but both of which taken together shall constitute one and the same agreement.

25.  Guaranty. Lessee acknowledges that Lessor would not have entered into this Lease on the date hereof without the personal guarantee of the payment and performance of Lessee’s obligations under this Lease by Chinmay Chatterjee, Nilu Prasad Chatterjee, Edward D. Furtado, the Parent and NEC Partnership, a partnership between Chinmay Chatterjee, Nilu Prasad Chatterjee and Edward D. Furtado (collectively, the "Guarantors"). The Unconditional Guaranty of this Lease by the Guarantors for the benefit of Lessor is attached to this Lease as Exhibit C and is incorporated into this Lease by reference and forms an integral part hereof. The Guarantors have executed and delivered the Unconditional Guarantee attached hereto as Exhibit C on the date Lessor has executed and delivered this Lease to Lessee.
The parties hereby have caused this agreement to be executed on the dates set forth in the notary clauses below, with the Lease to be effective as of the date first above written.

26.  Securities Law Matters.

(a)  Nonregistration. Lessor understands that the Shares are being offered and sold under an exemption from registration provided for sections 4(2) and/or 4(6) of the Securities Act of 1933 and/or in Regulation "D" under the Securities Act of 1933 (the "Act") and similar exemptions from the provisions of applicable state securities or "Blue Sky" laws. Lessor understands that this transaction has not been scrutinized by the United States Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state. All documents, records and books pertaining to this investment have been made available to Lessor and Lessor's representatives.

-15-

(b)  Citizenship, Residence, Etc. Lessor is a limited liability company all of whose members (i) are citizens of the United States, and at least 21 years of age, and (ii) are bona fide residents and domiciliaries (not a temporary or transient resident) of the State of Ohio, and have no present intention of becoming a resident of any other state or jurisdiction.

(c)  Understanding of Risks. The Lessor and each of its members understands that the Parent has limited financial and operating history, and that investment in the Parent involves substantial risks. Lessor understands and has fully considered, for purposes of this investment, the risks of the investment, restrictions on transferability of the Securities, and the stock issuable in conjunction with and upon conversion thereof, including but not limited to the following risks:

(i)  The Parent is dependent upon its key personnel and the loss of management in the early stages of the business could have a significant detrimental impact on the Parent’s ability to achieve its projected revenue targets. The success of the Parent may also be dependent upon the Parent’s ability to locate and hire qualified staff.

(ii)  The Parent is operating but has only limited revenues from delivery of services. There can be no assurances that products the Parent intends to develop will perform to the level anticipated.

(iii)  Projected operating budgets are based on predictions developed from no operating experience and are not based on actual selling experience. There is significant risk that actual results will differ substantially from any projections and market research. The pro forma financials developed by the Parent are based on information collected, and scenarios and assumptions developed by the Parent. The pro forma is merely the Parent’s expectations for future events and, therefore, subject to unforeseen and unpredictable matters. Management makes no assurances related to performance by the Parent. In all likelihood, the actual revenues and expenses of the Parent will vary from those upon which the projections are based. Since events may not occur as assumed, the actual results achieved by the Parent may vary materially and substantially from the projected results. The Parent gives no assurances that it will achieve the results set forth in the projections.

(iv)  The Parent will need additional funds, in the future, to sustain operations. There can be no assurance than any such additional funds will be available, if and when needed or, if available, on terms appropriate for or acceptable to the Parent and its shareholders. Insufficient funds could cause the Parent to fail, require it to change its business plan, or delay or curtail its operations.

-16-

(v)  The Parent is subject to the uncertainty of additional investments, cash flow, adverse changes in business or market conditions and other factors which are beyond the control of the Parent, to meet the ongoing operating expenses.

(vi)  No assurance can be given that holders of the Parent’s Shares will realize a return on their investment. As a result of the uncertainty and risks associated the Parent’s operations, Lessor may lose its entire investments in the Parent’s securities.

(vii)  The Parent will be competing in a field traditionally characterized by rapidly changing technology. There can be no assurance that the Parent and the services it intends to provide will not be rendered obsolete or superfluous by advances in biotechnology. If new technology becomes available, competitors and future competitors of the Parent might be able to offer like products and services at lower rates, and/or with capabilities superior to the Parent’s products and service, with adverse effects upon the Parent.

(viii)  The Parent’s competitors and future competitors will, or are likely to have, greater financial resources and access to capital than the Parent.

(ix)  The Parent has obtained a patent to protect the products it intends to manufacture and market. There can be no assurance that stronger, better financed and established competitors will not be able to freely utilize the Parent’s business practices, techniques and materials to compete with the Parent.

There is only a nominal public market for the Shares, and there can be no assurance that any active or substantial public market for the Securities will develop. It may not be possible for Lessor to liquidate this investment.

(d)  Ability to Bear Risk and Afford Loss. Lessor is able (i) to bear the economic risk of this investment for an indefinite period, and (ii) to afford a complete loss of the investment.

(e)  Independent Investigation and Advice. Lessor, in making the decision to accept the Common Stock as payment for the rent due hereunder, has relied solely upon its independent investigations and the advice of its representatives and advisors. Lessor and any such advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Parent concerning the Parent and the terms and conditions of this offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth in the Disclosure Documents.

(f)  Investment Intent. Lessor is acquiring the Common Stock subscribed for hereunder in good faith and solely for Lessor's own personal account, for investment purposes only, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof. Lessor has no contract, undertaking, understanding, Agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Shares or any part thereof, and Lessor has no present plans to enter into any such contract, undertaking, Agreement or arrangement. Lessor understands the legal consequences of the foregoing representations and warranties to mean that Lessor must bear the economic risk of the investment for an indefinite period of time because the Shares have not been and will not be registered under applicable securities laws, and, therefore, cannot be sold unless they are subsequently registered under such laws or an exemption from such registration is available.

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(g)  Reliance by Parent. Lessor understands that the Parent is relying on the truth and accuracy of the representations, declarations and warranties made in this Agreement in offering the Shares to Lessor without having first registered the same under the Act.

(h)  Legend on Certificates. Lessor consents to the placement of a legend on the certificate(s) for the Shares issued in conjunction herewith in substantially the following form:

THIS STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION SATISFACTORY TO THE ISSUER OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT.
(i)  Accredited Investor. Lessor is an entity that has been formed for the purpose of acquiring the Property being leased hereunder and entering into this Lease. Consequently Lessor represents that each member of Lessor is an "Accredited Investor" as such term is defined in Regulation D promulgated by the Securities and Exchange Commission specifically, Lessor’s members qualify under the category or categories of "Accredited Investor" indicated below (LESSOR MUST INDICATE THE APPLICABLE CATEGORY OR CATEGORIES BY INITIALING IN THE SPACE(S) PROVIDED):

(initial)    (ii)    Each member of Lessor is a natural person and has an individual net worth, or a joint net worth with such member’s spouse (if any), at this time in excess of $1 million;
(initial)    (iii)    Each member of Lessor is a natural person and has had an individual income in excess of $200,000 in each of 2001 and 2002, or joint income with his or her spouse (if any) in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in 2003.

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The foregoing representations and warranties and undertakings are made by Lessor with the intent that the Parent rely on then in determining Lessor's suitability as a Lessor of the Securities hereunder, and are true and accurate as of the date of this Subscription Agreement and as of the date, of issuance of the Securities, and shall survive such issuance. If, in any respect, such representations and warranties shall not be true and accurate prior to the issuance of the Securities to Lessor, Lessor shall give immediate written notice of such fact to the Parent, specifying which representations and warranties are not true and accurate and in what respects they are not accurate.

(j)  Issuance of Shares by Parent; Reasonable Efforts to Become an SEC Reporting Company. Parent hereby agrees to issue Shares to Lessor as required hereunder. Parent further agrees to use reasonable efforts to register its common stock (including all Shares issued to Lessor pursuant to this Lease) under Section 12 of the Securities and Exchange Act of 1934 by filing a Form 10 with the SEC within one (1) year of the Commencement Date. Parent further acknowledges that the Lease of the Property by Lessor to Lessee is valuable and important to Lessee’s business and to Parent, and that Parent will be benefited by Lessee entering into this Lease. Accordingly, Parent acknowledges that there is valid and sufficient consideration for the issuance of the Shares to Lessor pursuant to this Lease, and for the Unconditional Guaranty of this Lease that will be executed and delivered by Parent to Lessor.

[The remainder of this page left blank intentionally]

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LESSOR:

CHANTILAS PROPERTIES, LLC, an Ohio limited liability company qualified as a foreign limited liability company in the Commonwealth of Massachusetts

By:	/s/ James Chantilas

James Chantilas, Authorized Member

LESSEE:
ADVANCED PROCESS
TECHNOLOGIES, INC.,
a Massachusetts corporation

By:	/s/ Chinmay Chatterjee

Chinmay Chatterjee, President

PARENT (for purposes of sections 5 and 26 only)

INTEGRATED PHARMACEUTICALS, INC.
an Idaho corporation

By:	/s/ Chinmay Chatterjee

Chinmay Chatterjee, President

-20-

STATE OF HAMILTON	)
	)	SS:
COUNTY OF OHIO	)

The foregoing instrument was acknowledged before me this ____ day of ________________, 2003, by James Chantilas, Manager of CHANTILAS PROPERTIES, LLC, an Ohio limited liability Lessee qualified as a foreign limited liability Lessee in the Commonwealth of Massachusetts, on behalf of said Lessee.

Notary Public

STATE OF MASSACHUSETTS	)
	)	SS:
COUNTY OF SUFFOLK	)

The foregoing instrument was acknowledged before me this _____ day of _________________, 2003, by Chinmay Chatterjee, President of ADVANCED PROCESS TECHNOLOGIES, INC., a Massachusetts corporation, on behalf of said corporation.

Notary Public

STATE OF MASSACHUSETTS	)
	)	SS:
COUNTY OF SUFFOLK	)

The foregoing instrument was acknowledged before me this _____ day of _________________, 2003, by Chinmay Chatterjee, President of INTEGRATED PHARMACEUTICALS, INC., an Idaho corporation, on behalf of said corporation.

Notary Public

 This instrument prepared by:
Daniel P. Utt, Esq.
Katz, Teller, Brant & Hild
255 East Fifth Street, Suite 2400
Cincinnati, Ohio 45202-4724
Telephone (513) 721-4532

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EXHIBIT A and B

[Legal Description and Site Plan for Authority Drive Property]

EXHIBIT C

UNCONDITIONAL GUARANTY

In order to induce the Lessor to enter into this Lease, each of the undersigned (each a "Guarantor"), jointly and severally, absolutely and unconditionally guarantees to the Lessor: (a) the full and prompt payment of all amounts due and payable under the Lease by the Lessee (including, without limitation, Lessee's obligation to purchase the Property upon expiration of the Term of the Lease); (b) the full and prompt payment of all expenses and charges, including court costs, consultants’ fees and attorneys’ fees, paid or incurred by the Lessor in realizing any of the payments hereby guaranteed or incurred in enforcing this Guaranty; and (c) the performance of any and all obligations of the Lessee under the Lease.

The obligations of each Guarantor under this Guaranty shall be joint and several, absolute and unconditional, irrespective of the validity, regularity or enforceability of any of the provisions of the Lease or any circumstances which might otherwise constitute a legal or equitable discharge or defense of any Guarantor.

Upon the occurrence of a default under the Lease, and the failure of Lessee to cure the default within the time periods permitted by the Lease, the Lessor may, in its sole discretion, proceed first and directly against any Guarantor under this Guaranty without proceeding against or exhausting any other remedies which the Lessor may have under the Lease and without resorting to any other security held by the Lessor.

The Lessor shall, in its discretion and without the necessity of obtaining the consent of or giving notice to any Guarantor, have the right to:

(k)  Deal in any manner with the Lessee including, but not limited to, the right to grant any indulgence or forbearance of the Lease and to waive the compliance with of any of the terms and provisions of the Lease;

(l)  Effect any release, compromise or settlement with respect to the Lease negotiated between Lessor and Lessee (provided that the Guarantors shall be entitled to the benefit of any such release, compromise or settlement); or

(m)  Accept partial payment or payments of or extend the time for payment of any amount due or to become due under the Lease or this Guaranty.

Irrespective of the Lessor’s taking or refraining from taking any of the above actions or any or the actions referred to in the Lease or this Guaranty, the obligations of each Guarantor under this Guaranty shall remain in full force and effect and shall not be affected, modified, or impaired in any manner.

Each Guarantor agrees that his consent shall not be required for any renewal or exercise of any option by the Lessee under the Lease and that any such act by the Lessee shall not cancel this Guaranty in any way unless agreed to in writing by the Lessor and each Guarantor.

All terms, provisions and agreements contained in this Guaranty shall inure to the benefit of and be enforceable by the Lessor, its successors and assigns, and shall be binding upon each Guarantor, his estate, executors, administrators, assigns and personal representatives

Each Guarantor hereby irrevocably waives all legal and equitable rights to recover from Lessee for any sums paid by any Guarantor under the terms of this Guaranty, including without limitation, all rights of subrogation and all other rights that would result in any Guarantor being deemed a creditor of the Lessee under the Federal bankruptcy Code or any other law.

It is specifically understood that any modification, limitation or discharge of the obligations of the Lessee under the Lease by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law shall not affect, modify, limit or discharge the liability of any Guarantor whatsoever and this Guaranty shall remain and continue in full force and effect and will be enforceable against each Guarantor to the same extend and with the same force and effect as if any such proceedings had not been instituted.

This Guaranty shall be in effect from the date hereof and shall terminate upon expiration of the Term of this Lease after Lessee completes its obligation to purchase the Property from Lessor at the end of the Term of the Lease; provided, however, that this Guaranty shall remain in effect with respect to an Event of Default existing on or prior to the expiration date of this Guaranty if identified in a written notice delivered to any Guarantor at the address listed after his signature on or prior to the expiration date of this Guaranty.

This Guaranty and the rights and obligations of the parties hereto shall be governed exclusively by and construed in accordance with the laws of the State of Ohio.

2

Each Guarantor hereto has caused this Guaranty to be signed this _____ day of ____________________, 2003.

GUARANTORS:

Chinmay Chatterjee

Nilu Prasad Chatterjee

Edward Furtado

INTEGRATED PHARMACEUTICALS, INC.

By:

Its:

NEC PARTNERSHIP

By:
Chinmay Chatterjee, Partner

Notice Address for Guarantors:

3

STATE OF MASSACHUSETTS	)
	)	SS:
COUNTY OF Suffolk	)

The foregoing instrument was acknowledged before me this _____ day of __________________, 2003, by Chinmay Chatterjee, Guarantor of the foregoing Lease.

Notary Public

STATE OF MASSACHUSETTS	)
	)	SS:
COUNTY OF Suffolk	)

The foregoing instrument was acknowledged before me this _____ day of __________________, 2003, by Nilu Prasad Chatterjee, Guarantor of the foregoing Lease.

Notary Public

STATE OF MASSACHUSETTS	)
	)	SS:
COUNTY OF Suffolk	)

The foregoing instrument was acknowledged before me this _____ day of __________________, 2003, by Edward Furtado, Guarantor of the foregoing Lease.

Notary Public

4

STATE OF MASSACHUSETTS	)
	)	SS:
COUNTY OF SUFFOLK	)

The foregoing instrument was acknowledged before me this _____ day of _________________, 2003, by Chinmay Chatterjee, President of INTEGRATED PHARMACEUTICALS, INC., an Idaho corporation, on behalf of said corporation.

Notary Public

STATE OF MASSACHUSETTS	)
	)	SS:
COUNTY OF SUFFOLK	)

The foregoing instrument was acknowledged before me this _____ day of _________________, 2003, by Chinmay Chatterjee, a partner of NEC PARTNERSHIP, on behalf of said partnership.

Notary Public

This instrument prepared by:

Daniel P. Utt, Esq.
Katz, Teller, Brant & Hild
255 E. Fifth Street, Suite 2400
Cincinnati, Ohio 45202
(513) 721-4532